UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2010 (April 2, 2010)

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	65-0797243
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

902 NW 4th Street Gainesville, Florida	32601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 835-2211

_____________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the document described below.  The discussion is qualified in its entirety by the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

On April 2, 2010, Quick-Med Technologies, Inc. (the “Company”) and KCI USA, Inc. (“Kinetic”), a medical technology company, entered into a Development Agreement (the “Agreement”) effective as of March 18, 2010 (the "Effective Date").  The term of the Agreement commenced on the Effective Date for  the earlier completion of development services, as defined, provided by the Company or a period of twelve months (the “Term”).  Under the Agreement, the parties agreed to use commercially reasonable efforts during the Term to develop technology utilizing the Company's proprietary NIMBUS® (Novel Intrinsically Micro Bonded Utility Substrate) antimicrobial intellectual property in an advanced wound care substrate (the "Technology").

The Agreement sets forth the terms of payment for the Company's professional fees and related expenses in developing the Technology in accordance with the agreed statement of work for Kinetic.

 The Company will retain sole and exclusive ownership of all Arising Intellectual Property ("AIP"), as defined in the Agreement, related to its NIMBUS antimicrobial technology including any improvements or modifications thereto related to antimicrobial functionality developed during the Term.  Kinetic will retain sole and exclusive ownership of  all AIP related to KCI technology, as defined in the Agreement.  The parties further agreed that AIP that relates to both NIMBUS antimicrobial technology and KCI technology ("Joint Arising IP or JAIP") will be the property of Kinetic. Kinetic shall have the sole right to apply for, prosecute, and obtain patents relating to JAIP.  Further, Kinetic agreed to grant the Company a worldwide royalty-free exclusive license to Joint Arising IP outside the field of use, as defined in the Agreement, with the right to sublicense the JAIP to a third party.

The filing, prosecution, and payment for patent applications covering AIP  developed under this Agreement are solely within each party’s discretion.  Each party will submit to each other such patent application for review and will make reasonable efforts to incorporate the input and suggestions of the other party prior to filing.

There are no material relationships between the Company or its affiliates and any of the parties to the Agreement, other than with respect to the Agreement.

Item 9.01                                Financial Statements and Exhibits

(c)           Exhibits.

Exh. No.                                Description

10.1.	Development Agreement by and between Quick Med Technologies, Inc. and KCI USA, Inc. dated April 2, 2010. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: April 8, 2010
/s/ Nam H. Nguyen________________
Nam H. Nguyen, Chief Financial Officer